  Exhibit (1)(a)

TRILOGY MULTIFAMILY INCOME & GROWTH HOLDINGS I, LLC
MANAGING BROKER DEALER AGREEMENT

As of {EFFECTIVE DATE} (the “Effective Date”), this MANAGING BROKER DEALER AGREEMENT (the “Agreement”) is made by and between Trilogy Multifamily Income & Growth Holdings I, LLC, a Delaware limited liability company (the “Issuer”), and Arete Wealth Management, LLC, an Illinois limited liability company (the “Managing Broker Dealer”), in connection with the offering and sale by the Issuer of up to 50,000 Bonds of the Issuer (the “Securities”) for a maximum offering of up to $50,000,000. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Issuer’s offering circular dated {OFFERING CIRCULAR DATE}, including the exhibits thereto and as may be supplemented or amended from time to time (the “Offering Circular” with therein referenced securities offering constituting the “Offering”).

1. Appointment of the Managing Broker Dealer.

1.1 On the basis of the representations, warranties, and covenants herein contained, but subject to the terms and conditions herein set forth, the Issuer hereby appoints the Managing Broker Dealer as its agent and managing broker dealer for the purpose of selling the Securities on a “best efforts” basis and to solicit purchasers for the Securities at the price to be paid and otherwise upon the terms and conditions set forth in the Offering Circular. The Managing Broker Dealer shall solicit purchasers for the Securities through an offering exempt from registration pursuant to: (i) Tier II of Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) applicable state blue sky exemptions.

1.2 The Managing Broker Dealer is authorized to enlist other members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) acceptable to the Issuer (each a “Selling Group Member”, or collectively the “Selling Group Members”) to solicit investors for the Securities (each a “Investor”, or collectively the “Investors”). The Issuer may also enter into agreements for the sale of the Interests to certain Investors with registered investment advisers (each such adviser an “Introducing RIA”, or collectively the “Introducing RIAs”), and the Managing Broker Dealer shall assist in the administration of such arrangements.

1.3 The Securities will be offered during a period commencing on the date of the Offering Circular, {OFFERING CIRCULAR DATE}, and continuing until the offering termination date as defined in the Offering Circular (the “Offering Termination Date”, with such interval defining the “Offering Period”). If subscriptions for at least $1,000,000 in Securities have not been received and accepted by the Issuer by the Minimum Offering Termination Date, none of the Securities will be sold and all funds tendered for the purchase of Securities will be refunded in full without deductions or charges.

1.4 Subject to the performance by the Issuer of all the obligations to be performed hereunder and to the completeness and accuracy of all the Issuer’s representations and warranties contained herein, the Managing Broker Dealer hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the Offering Period to find qualified Investors for the Securities.

2. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Managing Broker Dealer, each of the Selling Group Members, and each of the Introducing RIAs that:

2.1 The Issuer is duly organized and validly exists as a limited liability company in good standing under the laws of the state of Delaware, has all requisite power and authority to enter into this Agreement, and has all requisite power and authority to conduct its business as described in the Offering Circular.

2.2 No consent, approval, authorization, or other order of any governmental authority is required in connection with the execution or delivery by the Issuer of this Agreement or the issuance and sale by the Issuer of the Securities, except such as may be required under the Securities Act or applicable state securities laws.

2.3 No defaults exist in the due performance or observance of any material obligation, term, covenant, or condition of any agreement or instrument to which the Issuer is a party or by which it is bound.

2.4 This Agreement, when executed by the Issuer, will have been duly authorized and will be a valid and binding agreement of the Issuer, enforceable in accordance with its terms.

2.5 At the time of the issuance of the Securities, the Securities will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and non-assessable and will conform to the description thereof contained in the Offering Circular.

2.6 Subject to the performance of the Issuer’s obligations hereunder, the holders of the Securities will have the rights described in the Offering Circular and associated transaction documents.

2.7 Subject to Section 3.2, the Offering Circular does not include, nor will it include through and on the Offering Termination Date, any untrue statement of a material fact, nor does it or will it omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.8 As of the Effective Date, the date of the filing of the offering statement, and at the time of any sale of the Securities (collectively, the “Applicable Date”) the Issuer hereby represents and warrants to the Managing Broker Dealer, each of the Selling Group Members, and Introducing RIAs, that as of the Applicable Date, none of the issuer; any predecessor of the issuer; any affiliated issuer; any director, executive officer, other officer participating in the offering, general partner or managing member of the issuer; any beneficial owner of 20% or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power; any promoter connected with the issuer in any capacity at the time of filing, any offer after qualification, or such sale; any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities; any general partner or managing member of any such solicitor; or any director, executive officer or other officer participating in the offering of any such solicitor or general partner or managing member of such solicitor:

2.8.1 Has been convicted, within ten (10) years of any Applicable Date (or five years, in the case of issuers, their predecessors and affiliated issuers) of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving or making of any false filing with the Securities and Exchange Commission (the “SEC”); or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

2.8.2 Is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within five (5) years before any Applicable Date, that, as of such Applicable Date, restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

2.8.3 Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission, or the National Credit Union Administration that:

(a) As of any Applicable Date, bars the person from:

(i) Association with an entity regulated by such commission, authority, agency, or officer;

(ii) Engaging in the business of securities, insurance, or banking; or

(iii) Engaging in savings association or credit union activities.

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten (10) years before any Applicable Date.

2.8.4 Is subject to an order of the SEC pursuant to Section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or Section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) that, as of any Applicable Date:

(a) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, or investment adviser;

(b) Places limitations on the activities, functions or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

2.8.5 Is subject to any order of the SEC entered within five (5) years before any Applicable Date, that, as of such Applicable Date, orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and 17 CFR 240.10b-5, Section 15(c)(1) of the Exchange Act, and Section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

2.8.6 Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

2.8.7 Has filed (as a registrant or issuer), or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five (5) years of any Applicable Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or, is, as of any Applicable Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

2.8.8 Is subject to a United States Postal Service false representation order entered within five (5) years before any Applicable Date, or is, as of any Applicable Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

2.8.9 The Issuer agrees to immediately notify the Managing Broker Dealer if there is any event or potential event concerning any person described in Rule 262 of Regulation A whereby such person becomes, or is likely to become, a “Bad Actor” during the Offering Period.

2.9 The representations and warranties made in this Section 2 are made as of the Effective Date and shall be continuing representations and warranties throughout the term of the Offering Period. In the event that any of these representations or warranties becomes untrue, the Issuer will immediately notify the Managing Broker Dealer in writing of the fact which makes the representation or warranty untrue.

3. Duties and Obligations of the Issuer.

3.1 The Issuer will comply with all requirements imposed upon it by federal and state securities laws, rules, and regulations to permit the continuance of offers and sales of the Securities in accordance with the provisions of this Agreement and the Offering Circular and will amend or supplement the Offering Circular in order to make the Offering Circular comply with the requirements of applicable federal and state securities laws, rules, and regulations.

3.2 If, at any time, any event occurs as a result of which the Offering Circular would include an untrue statement of a material fact or, in view of the circumstances under which it was made, omit to state any material fact necessary to make the statements therein not misleading, the Issuer will notify the Managing Broker Dealer thereof, effect the preparation of an amendment or supplement to the Offering Circular which will correct such statement or omission, and deliver to the Managing Broker Dealer such numbers of copies of such amendment or supplement to the Offering Circular as the Managing Broker Dealer may reasonably request.

3.3 The Issuer shall not make any written or oral representations or statements to Investors that contradict or are inconsistent with the statements made in the Offering Circular, as amended or supplemented.

3.4 The Issuer will comply with all requirements imposed upon it by Regulation A, the regulations and rules thereunder, and applicable state securities laws.

3.5 The Issuer will apply the net proceeds from the Offering received by it in the manner set forth in the Offering Circular.

3.6 The Issuer agrees to confirm all orders for purchase of Securities that are accepted by the Issuer and provide such confirmation to the Managing Broker Dealer and the Selling Group Members.

3.7 The Issuer will deliver to the Managing Broker Dealer such numbers of copies of the Offering Circular and any amendment(s) or supplement(s) thereto, with all appendices thereto, and such numbers of copies of printed sales literature or other materials as the Managing Broker Dealer may reasonably request in connection with the Offering or for the purposes contemplated by federal and applicable state securities laws.

3.8 The Issuer will furnish the holders of the Securities with all reports described in the Offering Circular and applicable Issuer governing documents and will deliver to the Managing Broker Dealer, and make available, upon request, to each Selling Group Member and Introducing RIA, one copy of each such report at the time that such reports are furnished to the holders of the Securities, and any other such other information concerning the Issuer, as may reasonably be requested.

3.9 Any officer, director, employee, or affiliate of the Issuer who buys any Securities in connection with the Offering shall do so for investment purposes only and not with the intention of resale or distribution.

4. Representations and Warranties of the Managing Broker Dealer. The Managing Broker Dealer represents and warrants to the Issuer, each of the Selling Group Members, and each of the Introducing RIAs that:

4.1 The Managing Broker Dealer is duly organized and validly exists as a limited liability company in good standing under the laws of the State of Illinois and has all requisite power and authority to enter into this Agreement.

4.2 This Agreement, when executed by the Managing Broker Dealer, will have been duly authorized and will be a valid and binding agreement of the Managing Broker Dealer, enforceable in accordance with its terms.

4.3 The consummation of the transactions contemplated herein and those contemplated by the Offering Circular will not result in a breach or violation of any order, rule, or regulation directed to the Managing Broker Dealer by any court, any federal or state regulatory body, FINRA, or any administrative agency having jurisdiction over the Managing Broker Dealer or its affiliates.

4.4 The Managing Broker Dealer is, and during the term of this Agreement will be, duly registered as a broker dealer pursuant to the provisions of the Exchange Act, a member in good standing with FINRA, and duly registered as a broker dealer in any state where offers are made by the Managing Broker Dealer. The Managing Broker Dealer will comply with all applicable federal and state securities laws, the published rules and regulations thereunder, and FINRA rules.

4.5 This Agreement, or any supplement or amendment hereto, may be filed with the SEC or FINRA, if such filing should be required, and may be filed with and may be subject to the approval of applicable federal and applicable state securities regulatory agencies, if required.

4.6 The Managing Broker Dealer has established and implemented anti-money laundering compliance programs, in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Securities.

4.7 Neither the Managing Broker Dealer nor any of its executive officers, directors, general partners, managing members, or officers involved in the offering, registered representatives acting on behalf of the Managing Broker Dealer or persons who own 20.0% or more of the Managing Broker Dealer or any person receiving any direct or indirect compensation from the Managing Broker Dealer with respect to the Offering:

4.7.1 Has been convicted, within ten (10) years of any Applicable Date of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving or making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

4.7.2 Is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within five (5) years before any Applicable Date, that, as of such Applicable Date, restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

4.7.3 Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission, or the National Credit Union Administration that:

(a) As of any Applicable Date, bars the person from:

(i) Association with an entity regulated by such commission, authority, agency, or officer;

(ii) Engaging in the business of securities, insurance, or banking; or

(iii) Engaging in savings association or credit union activities.

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten (10) years before any Applicable Date.

4.7.4 Is subject to an order of the SEC pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act, that, as of any Applicable Date:

(a) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, or investment adviser;

(b) Places limitations on the activities, functions or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

4.7.5 Is subject to any order of the SEC entered within five (5) years before any Applicable Date, that, as of such Applicable Date, orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and 17 CFR 240.10b-5, Section 15(c)(1) of the Exchange Act, and Section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

4.7.6 Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

4.7.7 Has filed (as a registrant or issuer), or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five (5) years of any Applicable Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or, is, as of any Applicable Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

4.7.8 Is subject to a United States Postal Service false representation order entered within five (5) years before any Applicable Date, or is, as of any Applicable Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

4.8 There are no actions, suits or proceedings pending or to the knowledge of the Managing Broker Dealer, threatened against the Managing Broker Dealer at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could be reasonably expected to have a material adverse effect on the Managing Broker Dealer or the ability of the Managing Broker Dealer to perform its obligations under this Agreement or to participate in the Offering as contemplated by the Offering Circular.

4.9 The representations and warranties made in this Section 4 are made as of the Effective Date and shall be continuing representations and warranties throughout the term of the Offering Period. In the event that any of these representations or warranties becomes untrue, the Managing Broker Dealer will immediately notify the Issuer in writing of the fact which makes the representation or warranty untrue.

5. Duties and Obligations of the Managing Broker Dealer.

5.1 All actions by the Managing Broker Dealer and its respective agents, members, employees, and affiliates shall conform to (i) requirements applicable to broker dealers under federal and state securities laws, rules, and regulations, and (ii) applicable requirements and rules of FINRA.

5.2 The Managing Broker Dealer will serve in a “best efforts” capacity in the offering, sale, and distribution of the Securities. The Managing Broker Dealer may offer the Securities as an agent, but all sales shall be made by the Issuer, acting through the Managing Broker Dealer as an agent, and not by the Managing Broker Dealer as a principal. The Managing Broker Dealer shall have no authority to appoint any person or other entity as an agent or sub-agent of the Managing Broker Dealer or the Issuer, except to engage Selling Group Members or Introducing RIAs acceptable to the Issuer in its sole discretion.

5.3 All engagements of Selling Group Members will be evidenced by a Soliciting Dealer Agreement in the form attached hereto as Exhibit A. All engagements of Introducing RIAs will be evidenced by a RIA Client Introduction Agreement in the form attached hereto as Exhibit B. When Selling Group Members and Introducing RIAs are engaged in this Offering, the Managing Broker Dealer will use commercially reasonable efforts to cause such Selling Group Members and/or Introducing RIAs to comply with all respective obligations pursuant to both this Agreement as well as the respective Soliciting Dealer Agreement or RIA Client Introduction Agreement.

5.4 In the event the Managing Broker Dealer elects to become a Selling Group Member, the Managing Broker Dealer shall separately enter into a Soliciting Dealer Agreement and shall comply with all requirements of the Selling Group Members as set forth in the Soliciting Dealer Agreement.

5.5 The Managing Broker Dealer and its employees, officers, or other agents shall make no representations to any prospective Investor other than those contained in the Offering Circular and will not allow any other written materials to be used to describe the potential investment to prospective Investors other than the Offering Circular or supplemental sales literature furnished to the Managing Broker Dealer by the Issuer.

5.6 The Managing Broker Dealer will immediately bring to the attention of the Issuer any circumstance or fact which causes the Managing Broker Dealer to believe the Offering Circular, any other literature distributed pursuant to the Offering, or any information supplied by prospective Investors in their subscription materials, may be inaccurate or misleading.

5.7 The Managing Broker Dealer will comply in all respects with the subscription procedures and plan of distribution set forth in the Offering Circular.

5.8 The Managing Broker Dealer will not engage in any activities hereunder in any state other than those for which the Managing Broker Dealer is a broker or dealer duly registered in such state, or exempt therefrom.

5.9 It is understood that no sale shall be regarded as effective unless and until accepted by the Issuer. The Issuer reserves the right in its sole discretion to accept or reject any subscription for Securities in whole or in part for a period of 30 days after receipt of the subscription for Securities. Any subscription for Securities not accepted within 30 days of receipt shall be deemed rejected.

5.10 In the event the Managing Broker Dealer receives any customer funds for the Securities, the Managing Broker Dealer will transmit such customer funds, not later than noon of the next business day following receipt of such funds for the Securities, to the applicable escrow or bank account for the Offering.

5.11 In the event the Issuer has paid the Managing Broker Dealer compensation as set forth in Section 6 hereof, the Managing Broker Dealer shall be obligated to pay Selling Group Members from such funds or direct the payment of such funds, if applicable.

5.12 Managing Broker Dealer may not permit, and no agreement will be made by Managing Broker Dealer with any person permitting, the resale, repurchase or distribution of the Securities purchased by such person.

6. Compensation.

6.1 As compensation for services rendered by the Managing Broker Dealer under this Agreement, the Managing Broker Dealer will be entitled to receive from the Issuer the following compensation, a portion or all of which may be re-allowed to Selling Group Members or other associated persons eligible to receive such compensation:

6.1.1 A selling commission (the “Selling Commission”) of up to 6.0% of the purchase price of the Securities sold by the Managing Broker Dealer, inclusive of any volume weighted discounts (the “Total Sales”), which it will re-allow to the Selling Group Members; provided, however, that this amount will be reduced to the extent a lower commission rate is negotiated with a Selling Group Member.

6.1.2 A dealer manager fee (the “Dealer Manager Fee”) of up to 2.0% of the Total Sales, which may be re-allowed to the Selling Group Members in whole or in part.

6.1.3 A non-accountable marketing and due diligence allowance (“Selling Dealer Allowance”) of up to 1.0% of the Total Sales, which may be re-allowed to the Selling Group Members in whole or in part.

6.1.4 A retainer (the “Servicing Fee”), payable monthly for the duration of the Offering Period, in the amount of $5,000 per month payable by either the Issuer or an affiliate of the Issuer.

6.2 Subject to Section 5.4, the Managing Broker Dealer may also sell the Securities as a Selling Group Member, thereby becoming entitled to selling commissions.

6.3 Notwithstanding the foregoing provisions of this Section 6, the Issuer reserves the right to refuse to accept any or all Subscription Agreements tendered by the Managing Broker Dealer at any time during the Offering Period, and/or to terminate the Offering, in either case, in its sole discretion. Selling Commissions and fees earned prior to such termination remain payable to the applicable parties.

6.4 The total underwriting compensation, as such term is used FINRA Rule 5110, paid by the Issuer and its affiliates to the Managing Broker Dealer and Selling Group Members in connection with the Offering shall not exceed 10% of the Total Sales.

7. Offering. The Offering of the Securities shall be at the price and upon the terms and conditions set forth in the Offering Circular and the exhibits and appendices thereto and any amendments or supplements thereto.

8. Privacy Act.

8.1 To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.

8.2 “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information, and personal financial information (which may include consumer account number).

8.3 The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to the Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

8.4 The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

9. Indemnification by the Issuer.

9.1 Subject to the conditions set forth below, the Issuer, with respect to the Offering, agrees to indemnify and hold harmless the Managing Broker Dealer and its respective owners, managers, members, partners, directors, officers, employees, agents, attorneys, and accountants (collectively the “MBD Parties” and each a “MBD Party”), against any and all loss, liability, claim, damage and expense whatsoever (“Loss”) arising out of or based upon:

9.1.1 Any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (as amended and supplemented from time to time) or in any application or other document filed in any jurisdiction in order to qualify the Securities under, or exempt the Offering of the Securities from, the registration or qualification requirements of the securities laws thereof;

9.1.2 The omission or alleged omission from the Offering Circular (as amended and supplemented from time to time) of a material fact required to be stated therein or necessary to make the statements therein not misleading;

9.1.3 The failure of the Issuer to comply with any provisions of federal and state securities law, rules, and regulations, including Regulation A;

9.1.4 Any verbal or written representations made in connection with the Offering made by the Issuer, its agents (other than by the MBD Parties or any of its employees or affiliates), employees, or affiliates in violation of federal and state securities law, rules, and regulations, including Regulation A; or

9.1.5 The breach by the Issuer of any term, condition, representation, warranty, or covenant in this Agreement.

9.2 If any action is brought against any of the MBD Parties in respect of which indemnity may be sought hereunder, the MBD Party shall promptly notify the party or parties against whom indemnification is to be sought in writing of the institution of such action, and the Issuer shall assume the defense of such action. The affected MBD Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Issuer’s expense and authorized in writing by the Issuer.

9.3 The Issuer agrees to promptly notify the Managing Broker Dealer of the commencement of any litigation or proceedings against the Issuer or any of its respective officers, directors, members, managers, partners, employees, attorneys, accountants, or agents in connection with the Offering of the Securities or in connection with the Offering Circular.

9.4 The indemnity provided to the MBD Parties pursuant to this Section 9 shall not apply to the extent that any Loss arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuer by the Managing Broker Dealer specifically for use in the preparation of the Offering Circular (or any amendment or supplement thereto) or any sales literature, (ii) the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules or regulations caused by an action or omission of the Managing Broker Dealer, (iii) the offer or sale by the Managing Broker Dealer of a Security to a person who fails to meet the standards regarding suitability under any applicable federal and state laws, rules, and regulations or FINRA rules or (iv) the breach by the Managing Broker Dealer of its representations, warranties, or obligations hereunder.

10. Indemnification by the Managing Broker Dealer.

10.1 Subject to the conditions set forth below, the Managing Broker Dealer agrees to indemnify and hold harmless the Issuer and its affiliates and their respective general partners, stockholders, partners, directors, officers, managers, employees, members and agents, each controlling person and each of their respective attorneys and accountants (“Issuer Parties”), against any and all Loss arising out of or based upon:

10.1.1 Any verbal or written representations made in connection with the Offering made by the Managing Broker Dealer (other than by the Issuer or its employees or affiliates), employees, or affiliates in violation of the Securities Act, the Exchange Act, Regulation A, the regulations thereunder, applicable requirements and rules of FINRA, or any applicable federal or state securities laws and regulations;

10.1.2 The Managing Broker Dealer’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, Regulation A, the regulations thereunder, applicable requirements and rules of FINRA, or any applicable federal or state securities laws and regulations, other than any failure to comply which directly results from acts of the Issuer;

10.1.3 The breach by the Managing Broker Dealer of any term, condition, representation, warranty, or covenant in this Agreement;

10.1.4 Any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, (as from time to time it is amended and supplemented), or in any application or other document filed in any jurisdiction in order to qualify the Securities under or exempt the Offering of the Securities from the registration or qualification requirements of the securities laws thereof; provided, however, to the extent, but only to the extent, that the untrue statement or alleged untrue statement of material fact was made by the Managing Broker Dealer, employees, or affiliates or otherwise made in reliance on and in conformity with written information furnished to the Issuer by the Managing Broker Dealer, employees or affiliates; or

10.1.5 The omission or alleged omission from the Offering Circular (as from time to time it is amended and supplemented) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, to the extent, but only to the extent, that the omission or alleged omission of material fact was required to be disclosed by the Managing Broker Dealer, employees, or affiliates or otherwise in reliance on and in conformity with written information furnished, or required to be disclosed, to the Issuer by the Managing Broker Dealer, employees, or affiliates.

10.2 If any action is brought against any of the Issuer Parties in respect of which indemnity may be sought hereunder, the Issuer Party shall promptly notify the Managing Broker Dealer in writing of the institution of such action, and the Managing Broker Dealer shall assume the defense of such action. The Issuer Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Managing Broker Dealer’s expense, provided that the Managing Broker Dealer will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

10.3 The Managing Broker Dealer agrees to promptly notify the Issuer of the commencement of any litigation or proceedings against the Managing Broker Dealer or any of the Managing Broker Dealer’s managers, members, officers, directors, partners, employees, affiliates, attorneys, accountants, or agents in connection with the Offering of the Securities or in connection with the Offering Circular.

10.4 The indemnity provided to the Issuer pursuant to this Section 10 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Issuer or any of its agents (other than the Managing Broker Dealer) or any omission or alleged omission of a material fact required to be disclosed by the Issuer or any of its agents (other than the Managing Broker Dealer).

11. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Sections 9 and 10 is for any reason held to be unavailable from the Issuer or the Managing Broker Dealer, the parties shall contribute to the aggregate Loss, liabilities, claims, damages and expenses (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the each party in connection with the events described in Sections 9 and 10, which resulted in such Loss, liabilities, claims, damages or expenses, as well as any other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Managing Broker Dealer and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such omission or statement.

12. Expenses of the Offering. The Issuer agrees to pay all expenses incident to the performance of its obligations hereunder, including all expenses incident to marketing the Offering and submitting filings with federal and state regulatory authorities; the exemption of the Securities under federal and state securities laws, including fees and disbursements of the Issuer’s counsel; and all costs of reproduction and distribution of the Offering Circular and any amendment or supplement thereto. The Issuer agrees to pay all costs and expenses incident to the Offering whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated. Furthermore, the Issuer shall reimburse the Managing Broker Dealer for such expenses incurred in connection with the Offering by the Managing Broker Dealer as mutually agreed to by the Issuer and the Managing-Broker Dealer.

13. Termination and Survival. This Agreement is terminable by any party for any reason whatsoever or for no reason at any time upon written notice to the other parties. Such termination shall not affect the obligations set forth in Sections 6, 9, 10, 11, and 12 which shall survive the sale of, and payment for, the Securities.

14. Governing Law; Venue. This Agreement shall be governed by, subject to and construed in accordance with, the laws of the State of Illinois without regard to conflict of law provisions and any dispute between the parties concerning this Agreement shall come within the jurisdiction of the courts of Illinois.

15. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.

17. Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the Issuer and the Managing Broker Dealer.

18. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and delivered as follows:

if sent to the Managing Broker Dealer, shall be mailed or delivered to:

Arete Wealth Management, LLC
1115 W. Fulton Market, 3rd Floor
Chicago, IL 60607

or if sent to the Issuer shall be mailed or delivered to:

Trilogy Multifamily Income & Growth Holdings I, LLC
520 West Erie Street
Chicago, IL 60654

The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

19. Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the parties referred to in Sections 9, 10, and 11 and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.

20. Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

21. Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

22. Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

Trilogy Multifamily Income & Growth Holdings I, LLC	Arete Wealth Management, LLC,

By:___________________________________	By:___________________________________
Name:_________________________________	Name:_________________________________
Title:__________________________________	Title:__________________________________

 EXHIBIT A

SOLICITING DEALER AGREEMENT

EXHIBIT B

RIA CLIENT INTRODUCTION AGREEMENT